U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Forever Zen Ltd.
(Exact name of Registrant as specified in its charter)

NEVADA	Applied For
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

960 12th Street South Lethbridge, AL Canada T1J 2S7	Inc. Plan of Nevada 613 Saddle Rider Court Henderson, NV 89011
(Name and address of principal executive offices)	(Name and address of agent for service)

Primary Standard Industrial Classification Code Number: TBD

Registrant's telephone number, including area code: (866) 860-0707

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|                                                                Accelerated filer |__|

Non-accelerated filer |__|                                                                Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM PRICE SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	912,000 shares	$0.05	$45,600	$5.29

(1)	This price was arbitrarily determined by Forever Zen Ltd.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
CANE CLARK, LLP
3273 E. Warm Springs, Rd. · Las Vegas, Nevada 89120
Phone: (702) 312-6255 · Facsimile: (702) 944-7100

SUBJECT TO COMPLETION, Dated January 7, 2011

PROSPECTUS
FOREVER ZEN LTD.
912,000
COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 912,000 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.05 per share. We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.05	None	$0.05
Total	$46,500	None	$46,500

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock are traded on the Over-The-Counter Bulletin Board (“OTCBB”), which is sponsored by the Financial Industry Regulatory Authority (“FINRA”) formerly known as the National Association of Securities Dealers or NASD). The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information.  Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize.  If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: January 7, 2011

Summary	5
Risk Factors	6
Risks Associated with Our Financial Condition	6
If we do not obtain additional financing, our business plan will be delayed and our business may fail.	6
Because we have a limited operating history of less than two years, it is difficult to evaluate your investment in our stock.	6
Because of losses incurred by us to date and our general financial condition, we received a going concern qualification in the audit report from our Independent Registered Public Accounting Firm for the most recent fiscal year that raises substantial doubt about our ability to continue to operate as a going concern.	6
Risks Associated with Our Business Model	6
If we are unable to compete in the skin care industry, our business will fail.	6
Because we have no real operating history and a new business model, it is difficult to evaluate our business prospects.	7
Because we have not yet marketed our skin care product line, it is difficult to evaluate market acceptance of our products.	7
Because the success of our products is dependent on public taste and our focus on a market segment attracted to natural ingredients such as fruits and oils, we may not capture enough of the market to start and maintain our business.	7
Our reliance on third party manufacturers could have a material adverse effect on us.	7
Because of the general economic downturn, consumers may not use discretionary income on our skin care products.	7
If we are not granted full protection for property rights over our name and trademark, we may have difficulty safeguarding our name or the public’s identification of our brand resulting in a potential loss of any competitive advantage.	8
Risks Associated with Management and Control Persons	8
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	8
Because our President and Director, Churyl Kylo, owns an aggregate of 62.2% of our outstanding common stock, investors may find that corporate decisions influenced by Churyl Kylo are inconsistent with the best interests of other stockholders.	8
Because our President and Director, Churyl Kylo, owns an aggregate of 62.2% of our outstanding common stock, the market price of our shares would most likely decline if she were to sell a substantial number of shares all at once or in large blocks.	9
Because we are subject to additional regulatory compliance matters as a result of becoming a public company, which compliance includes Section 404 of the Sarbanes-Oxley Act of 2002, and our management has limited experience managing a public company, the failure to comply with these regulatory matters could harm our business.	9
Because our President and Director, Churyl Kylo, has no experience running a public company, it is possible the business might not be successful.	9
Risks Related to Legal Uncertainty	10
Because our business exposes us to personal injury and product liability claims, such claims could result in adverse publicity and harm to our brand and our results of operations.	10
Because our Certificate of Incorporation and Bylaws and Nevada law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.	10
New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.	10
Risks Related to Our Securities	10
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	10

Summary

We were incorporated as “Forever Zen Ltd.” (“Forever Zen”) on March 30, 2010, in the State of Nevada for the purpose of developing, manufacturing, and selling a line of skincare products specifically for men.  Our executive offices are located at 960 12th Street, South Lethbridge, Alberta Canada T1J 2SJ.

As of October 31, 2010, we had $60,115 in current assets and current liabilities in the amount of $6,000. Accordingly, we had working capital of $54,115 as of October 31, 2010. Since our inception through October 31, 2010 we have incurred a net loss of $21,485. We do not have enough cash to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing.

The Offering

Securities Being Offered
Up to 912,000 shares of our common stock, which includes all issued and outstanding shares with the exception of those held by our President and Director, Churyl Kylo, who holds 1,500,000 shares of our common stock.

Offering Price
The offering price of the common stock is $0.05 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We intend to apply to the FINRA over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Securities Issued and to be Issued
2,412,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President and Director, Churyl Kylo, owns an aggregate of 1,500,000 shares of the common shares of our company (or 62.2%) and therefore has substantial control.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	As of October 31, 2010 (Derived from Audited Financial Statements)
Cash	$60,115
Total Assets	$60,115
Liabilities	$6,000
Total Stockholders’ Equity	$54,115

Statement of Operations	For the period from March 30, 2010 to October 31, 2010 (Derived from Audited Financial Statements)
Revenue	$0
(Loss) for the Period	$(21,485)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Associated with Our Financial Condition

If we do not obtain additional financing, our business plan will be delayed and our business may fail.

We have limited assets and will require additional capital to complete our business plan. As of October 31, 2010, we had cash in the amount of $60,115, which is all the cash we had available at the time. We have working capital of $54,115 as of October 31, 2010. Our business plan calls for expenses in product development and marketing. If no additional financing is secured, we will not be able to pay our expenses to pursue our business plan. If that is the case, our business will fail. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history of less than two years, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history of less than two years.  We are in the development stage of our business and have not yet begun to offer our products. To date, we have had no revenues and rely on additional capital injection. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks.  If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Because of losses incurred by us to date and our general financial condition, we received a going concern qualification in the audit report from our Independent Registered Public Accounting Firm for the most recent fiscal year that raises substantial doubt about our ability to continue to operate as a going concern.

At October 31, 2010, we had $60,115 cash on hand. We have working capital of $54,115 as of October 31, 2010. We have no revenues since inception. We have accumulated net losses since inception to October 31, 2010 of $21,485. The accompanying consolidated financial statements in this Prospectus have been prepared assuming we will continue as a going concern. Our Independent Registered Public Accounting Firm included in its audit report of our yearend audited financial statement concerns about our continued viability.   It stated, “the Company has incurred losses from operations, has limited working capital and is in need of additional capital to grow its operations so that it can become profitable.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.” These conditions raise substantial doubt about our ability to continue as a going concern.

Risks Associated with Our Business Model

If we are unable to compete in the skin care industry, our business will fail.

We compete with a number of established manufacturers, importers, and distributors who sell skincare products to men via the Internet and through conventional retail channels. These companies enjoy brand recognition which exceeds that of our brand name. We compete with several manufacturers, importers, and distributors, who have significantly greater financial, distribution, advertising, and marketing resources than we do.

We intent to compete in this established industry with products that contain natural ingredients and offered at a completive price. We believe that our success will depend upon our ability to develop a brand name and remain competitive in our product areas. The failure to compete successfully will have a material adverse effect on our business.

Because we have no real operating history and a new business model, it is difficult to evaluate our business prospects.

We have not completed the development of any products for our skin care product business nor do we have any agreements to manufacture, market or distribute our planned skin care products. Accordingly, you have a limited opportunity to evaluate our business and future prospects because we have no real operating history under our current business model. General market conditions are unpredictable, and sales might be slow or even non-existent, and/or the products might not fit the needs of our target market sufficiently to induce sales. There is no way to predict the volume of product sales that will occur or even if sales will be sufficient to support our future operations. Numerous factors beyond our control may affect the marketability of the products offered. These factors include, but are not limited to, consumer demand and emerging competition. An investor should consider the risks, expenses and uncertainties of a company like ours that has only recently commenced business development operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have not yet marketed our skin care product line, it is difficult to evaluate market acceptance of our products.

We are in the process of developing a line of skincare products specifically for men in the global market. We have three products developed and ready for sale and distribution. We are in the process of developing additional products to complement our existing line. Because we have not yet successfully marketed and sold any of our skin care products, it is difficult to evaluate market acceptance of these products. There can be no guarantee that our products will attract potential customers and generate sales. If our skin care products do not achieve market acceptance, our business may fail.

Because the success of our products is dependent on public taste and our focus on a market segment attracted to natural ingredients such as fruits and oils, we may not capture enough of the market to start and maintain our business.

Our revenues are substantially dependent on the success of our products, which depends upon, among other matters, pronounced and rapidly changing public tastes, factors which are difficult to predict and over which we have little, if any, control. We have decided to market our products as containing natural ingredients.  In addition, we have to develop successful marketing, promotional and sales programs in order to sell our products to that particular brand of consumers in the market. If we are not able to develop successful marketing, promotional and sales programs to this particular niche in the market, then such failure will have a material adverse effect on our business, financial condition and operating results.

Our reliance on third party manufacturers could have a material adverse effect on us.

We intend to rely on outside sources to manufacture our skin care products. The failure of such third party manufacturers to deliver either components or finished goods on a timely basis could have a material adverse effect on our business. We do not intend to develop our own manufacturing capacity.  As these are third parties over whom we have little or no control, the failure of such third parties to provide components or finished goods on a timely basis could have a material adverse effect on our business, financial condition and operating results.

Because of the general economic downturn, consumers may not use discretionary income on our skin care products.

We believe that the high degree of global economic uncertainty is expected to continue to have a negative effect on consumer confidence, demand and spending.  In addition, we believe that consumer spending on beauty products is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may never experience the quantity of sales or maintain the level of sales needed to run our business profitably. This negative occurrence on our sales could have a material adverse effect on our business, financial condition and operating results.

If we are not granted full protection for property rights over our name and trademark, we may have difficulty safeguarding our name or the public’s identification of our brand resulting in a potential loss of any competitive advantage.

Our success will depend, in part, on our ability to obtain and enforce intellectual property rights over our name and trademark in both the United States and other countries. To date, we have not obtained any trademark or trade name registrations. There can be no assurance that the steps we intend to take to protect our rights will be adequate, that we will be able to secure protections or registrations for our rights or marks in the United States or in foreign countries or that third parties will not infringe upon our territorial rights or misappropriate our copyrights, trademarks, service marks, domain name and similar proprietary rights. It is possible that our competitors or others will adopt product or service names similar to ours, thereby impeding our ability to build brand identity which could possibly lead to customer confusion. Our inability to protect our marks adequately could have a material adverse effect on the acceptance of our brand and on our business, financial condition and operating results. In the future, litigation may be necessary to enforce and protect our territorial distribution rights, our trade secrets, copyrights and other intellectual property rights. Litigation would divert management resources and be expensive and may not effectively protect our intellectual property. We may be subject to litigation for claims of infringement of the rights of others or to determine the scope and validity of the territorial and/or intellectual property rights of others. If other parties file applications for marks used or registered by us, we may have to oppose those applications and participate in administrative proceedings to determine priority of rights to the mark, which could result in substantial costs to us due to the diversion of management’s attention and the expense of such litigation, even if the eventual outcome is favorable to us. Adverse determinations in such litigation could result in the loss of certain of our proprietary rights, subject us to significant liabilities, and require us to seek licenses from third parties or prevent us from selling our products and services. Any of these results could have a material adverse effect on the acceptance of our brand and on our business, financial condition and operating results.

Risks Associated with Management and Control Persons

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because our President and Director, Churyl Kylo, owns an aggregate of 62.2% of our outstanding common stock, investors may find that corporate decisions influenced by Churyl Kylo are inconsistent with the best interests of other stockholders.

Churyl Kylo is our sole officer and director.  She owns approximately 62.2% of the outstanding shares of our common stock. Accordingly, she will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Churyl Kylo may still differ from the interests of the other stockholders.

The direction Churyl Kylo takes the company may also differ from the interests of the other stockholders.  She has sole power to decide every aspect of our business, including fundamental decisions like raising money, which could dilute your ownership in our company, spending investment funds and any future revenue, pursuing business direction, deciding his pay as an officer and director, deciding on what contracts to sign, and other important matters.  These decisions may differ radically from the choices you would make as an investor in our company.

Because our President and Director, Churyl Kylo, owns an aggregate of 62.2% of our outstanding common stock, the market price of our shares would most likely decline if she were to sell a substantial number of shares all at once or in large blocks.

Our President and Director, Churyl Kylo, owns 1,500,000 shares of our common stock, which equates to 62.5% of our outstanding common stock.  There is presently no public market for our common stock although we plan to apply for quotation of our common stock on the FINRA over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  If our shares are publicly traded on the over-the-counter bulletin board, Churyl Kylo will be eligible to sell his shares publicly subject to the volume limitations in Rule 144.  The offer or sale of a large number of shares at any price may cause the market price to fall.  Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

Because we are subject to additional regulatory compliance matters as a result of becoming a public company, which compliance includes Section 404 of the Sarbanes-Oxley Act of 2002, and our management has limited experience managing a public company, the failure to comply with these regulatory matters could harm our business.

Our sole officer and director and outside professionals will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company and we may not successfully or efficiently manage this transition. Churyl Kylo, our President and Director, has no experience running a public company.  For now, she will rely heavily on legal counsel and accounting professionals to help with our future SEC reporting requirements.  This will likely divert needed capital resources away from the objectives of implementing our business plan.   These expenses could be more costly that we are able to bear and could result in us not being able to successfully implement our business plan.

We expect rules and regulations such as the Sarbanes-Oxley Act of 2002 will increase our legal and finance compliance costs and make some activities more time-consuming than in the past. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company. Furthermore, after any applicable transition period for new public companies, Section 404 of the Sarbanes-Oxley Act of 2002 requires that our management report on, and our independent auditors to attest to, the effectiveness of our internal control structure and procedures for financial reporting in our annual reports on Form 10-K. Section 404 compliance efforts may divert internal resources and will take a significant amount of time and effort to complete. We may not be able to successfully complete the procedures and certification and attestation requirements of Section 404 by the time we will be required to do so. If we fail to do so, or if in the future our chief executive officer, chief financial officer or independent registered public accounting firm determines that our internal controls over financial reporting are not effective, we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our stock. Furthermore, whether or not we comply with Section 404, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement necessary procedures or changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors.

Because our President and Director, Churyl Kylo, has no experience running a public company, it is possible the business might not be successful.

Ms. Kylo has no experience serving as an officer or director of a public company, or experience with the reporting or financial disclosure requirements which public companies are subject to. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to his ultimate lack of experience with public companies and their reporting requirements in general.

Risks Related to Legal Uncertainty

Because our business exposes us to personal injury and product liability claims, such claims could result in adverse publicity and harm to our brand and our results of operations.

If we are successful in commercializing our products, we will be exposed to potential product liability risks, which are inherent in the distribution of skin care products. We have not obtained any product liability insurance and may not be able to maintain insurance on acceptable terms or that will provide adequate coverage against potential liabilities. If a products liability claim is made against us, the defense and potential liability of the claim may have a significant negative impact on our results of operations.

Because our Certificate of Incorporation and Bylaws and Nevada law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Under our Certificate of Incorporation, Bylaws, and Nevada law, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 912,000 shares of our common stock through this prospectus. The outstanding shares of common stock covered by this prospectus represent approximately 37.8% of the common shares outstanding as of the date of this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.05 per share offering price of our common stock was arbitrarily chosen. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the FINRA over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part.

The selling price of $0.05 per share will be fixed until the shares are quoted on the over the counter bulletin board. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 912,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that closed in June of 2010 that was exempt from Registration under Regulation S of the Securities Act of 1933, as amended.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of January 4, 2011, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 2,412,000 shares of common stock outstanding on January 4, 2011.

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
David Kelly	120,000	120,000	0	0
Jean Kelly	60,000	60,000	0	0
Patrick Kelly	60,000	60,000	0	0
Paul Kelly	50,000	50,000	0	0
Janice Kyllo	50,000	50,000	0	0
Leo Kyllo	40,000	40,000	0	0
Rebecca Kyllo	40,000	40,000	0	0
Eldon Nicols	35,000	35,000	0	0
Barb Tower	35,000	35,000	0	0
Bill Hall	20,000	20,000	0	0
Kelly Siemens	10,000	10,000	0	0
Dave Siemens	10,000	10,000	0	0
Ronaye Willington	10,000	10,000	0	0
Jenny Irving	5,000	5,000	0	0
Tara Lockerby	2,000	2,000	0	0
Zale Chapel	35,000	35,000	0	0
Mike Irving	30,000	30,000	0	0
Sandy Hall	30,000	30,000	0	0
Myra Bratrud	50,000	50,000	0	0
Tom Bratrud	50,000	50,000	0	0
Valerie Bruce	20,000	20,000	0	0
Hollaye Garner	20,000	20,000	0	0
Gene Lockerby	20,000	20,000	0	0
Ardis Eliason	20,000	20,000	0	0
Matt Steinbach	15,000	15,000	0	0
Oralie Shearing	2,000	2,000	0	0
Mike Stephenson	10,000	10,000	0	0
Cheryl Schreader	10,000	10,000	0	0
James Tower	10,000	10,000	0	0
Blaine Kyllo	10,000	10,000	0	0
Lillian Kelly	2,000	2,000	0	0
Gloria Neufeld	4,000	4,000	0	0
Jaromey Ashlie	2,000	2,000	0	0
Murray Irving	15,000	15,000	0	0
Rachel Sali	2,000	2,000	0	0
Jordana Eliason	2,000	2,000	0	0
Rob Duncan	2,000	2,000	0	0
Tara Duncan	2,000	2,000	0	0
Laura Irving	2,000	2,000	0	0

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

We intend to contact an authorized Over-The-Counter Bulletin Board market-maker for sponsorship of our securities on the Over-The-Counter Bulletin Board. The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock become quoted on the FINRA Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

Our sole executive officer and directors and his age as of January 4, 2011 is as follows:

Name	Age	Position Held with the Company
Churyl Kylo	55	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, and Director

Set forth below is a brief description of the background and business experience of our executive officer and directors.

Churyl Kylo is our President, CEO, and sole officer and director.  From 1990 to the present, Ms. Kylo has been a Certified Canadian Realtor.  From 2007 to 2009, she worked for Form 1 Land Inc. as an interior designer and marketing consultant.  From 1984-1987, she owned a cosmetic company called Peaches n’ Cream.  Ms. Kylo’s experience in running a cosmetics business has provided her the experience we believe is necessary to manage our company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Significant Employees

We do not currently have any significant employees aside from Churyl Kylo.

Involvement in Certain Legal Proceedings

During the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of  January 4, 2011, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership1	% of Common Stock2
Churyl Kylo 960 12th Street South Lethbridge, Alberta Canada T1J 2SJ	Common Stock	1,500,000 Shares	62.2%
DIRECTORS AND OFFICERS – TOTAL (One Director and Officer)		1,500,000 Shares	62.2%

5% SHAREHOLDERS
NONE	Common Stock	0	0%

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 2,412,000 shares of common stock issued and outstanding for the company as of January 4, 2011.

Description of Securities

Our authorized capital stock consists of 50,000,000 shares of common stock, with a par value of $0.001 per share. As of January 4, 2011, there were 2,412,000 shares of our common stock issued and outstanding.  Our shares are held by forty (40) stockholders of record.

Common Stock

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our sole director out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our sole director is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our sole director and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our Bylaws that would delay, defer or prevent a change in control of our company

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Silberstein Ungar, PLLC, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. Silberstein Ungar, PLLC has presented his report with respect to our audited financial statements. The report of Silberstein Ungar, PLLC is included in reliance upon his authority as an expert in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated as “Forever Zen Ltd.” (“Forever Zen”) on March 30, 2010, in the State of Nevada for the purpose of developing, manufacturing, and selling a line of skincare products specifically for men.  Our executive offices are located at 960 12th Street, South Lethbridge, Alberta Canada T1J 2SJ.

Churyl Kylo, our President and Director, is a person that may be described as a “promoter” as defined in Rule 405 of the Securities Act by virtue of his role in founding and organizing our company.

Our fiscal year end is October 31.

Description of Business

Company Overview

We were incorporated as “Forever Zen Ltd.” (“Forever Zen”) on March 30, 2010, in the State of Nevada for the purpose of developing, manufacturing, and selling a line of skincare products specifically for men.  Our executive offices are located at 960 12th Street, South Lethbridge, Alberta Canada T1J 2SJ.

Business of Company

We are engaged in the business of developing, manufacturing, and selling a line of skincare products inspired by Eastern spiritualism and philosophies and produced specifically for men in the global market. Such products will cater to men who wish to meet their grooming and skincare needs through a disciplined and holistic approach that incorporates diet, exercise, and an Eastern philosophy. We have three products developed and ready for sale and distribution. We are in the process of developing additional products to complement our existing line. We are continually refining our formulas through experimentation, testing different ingredients and percentage ratios during the mixture and production process. We intend to manufacture and distribute of our product online initially, and eventually through conventional skincare retailers.

Churyl Kylo is our president and sole director. Our offices are located at 960 12th Street South, Lethbridge, Alberta, Canada T1J 2S7.

Men and Skincare

Male consumers are placing greater importance on their appearance and the personal care aspects of improved health and wellness, according to a 2009 report by Datamonitor Premium Research. The report notes that male attitudes toward personal care are still evolving and advises that understanding male needs, attitudes, and behaviors toward grooming will open up new commercial avenues in this underserved arena. The male grooming market, while exhibiting strong potential, requires a significantly different approach compared to the mature female market. This is likely due to some substantial differences in attitudes and behaviors that have been found to exist across genders. For many men, purchasing personal care products continues to be borne out of necessity and is largely devoid of the emotional connection generally seen among women. The Datamonitor report concluded that by increasing the level of engagement between men and their grooming brands, companies can help to improve sales and push the market further toward the mainstream. Products deemed as “essential” have traditionally been most popular, while anti-aging products still have much untapped potential in the men’s market.

The Datamonitor report also lists the following findings, which we feel are applicable to our business strategy moving forward:

•	Some men are increasing the amount of time they spend on their personal appearance.
•	Motivational factors for men in the field of personal care show significant differences to equivalent female attitudes.
•	Men feel a lower engagement with personal care products and brands than women do.
•	Price is currently the most important factor to men when choosing personal care products.
•	Some men are open to premiumization in personal care.
•	Personal hygiene is rated as the most important factor among male consumers in creating a sense of wellbeing.
•	Minimizing body odor is the biggest skincare-related concern among men.
•	A wide variety of skincare issues are of concern to many men, but encouragement is still needed to increase product usage.
•	Men do not feel particularly self-conscious when faced with advertising for personal care products.
•	Men seem most comfortable discussing personal grooming subjects under the cloak of anonymity offered online.
•	The male grooming market is open to new players.

While the top grooming products for men continue to be shaving treatments, the market has naturally diversified to include other products that deal with more specific skin issues, such as moisturizers. The New York Times reported in the 2005 article, “Industry Likes the Look as More Men Moisturize,” that the groundswell in desire for a more comprehensive line of men's skincare products resulted in a 40 percent increase from 2002 to 2005 in the number of "for men only" brands on the market. Many market-leading companies targeted the growing male consumer market early on, such as L'Oreal with its comprehensive men's skincare and personal care range, Men's Experts. Likewise, increasingly sophisticated products that have traditionally catered to female vanities are being marketed to men with manufacturers including Biersdorf and Shiseido launching products such as anti-wrinkle creams, bronzing products, and toning gels. This indicates that companies are no longer opting to manufacture only the stereotypical male grooming products, such as shaving foam and razors, but are now focused on developing increasingly niche products. Among the mainstream beauty brands that make products for men are Jean Paul Gaultier, Yves Saint Laurent, and Clinique.

Skincare companies seeking to target men generally seek to understand the evolving male approach to skincare, and how this approach differs from that of women. “Women use cosmetic products to beautify, but men have a totally different approach and totally different goals,” said Marek Hewryk, who holds degrees in applied chemistry and biology, and is founder of the men’s skincare company 4Voo. “Men use cosmetic products in order to cover up or correct imperfections, not to enhance beauty,” says Hewryk. Don Montuori, publisher of Packaged Facts, notes, “It has only been in the 2000’s that the men’s grooming market has become a steadily strong performer, in large part because marketers have finally assembled the essential keys to marketing to men, typically through humorous advertising that emphasizes the multi-functionality of products that work fast and efficiently…but men are becoming more adventurous in their personal care regimens.” Montuori adds, “Many of the world’s men [are] trying premium male-specific hair gels or skin creams for the first time.”

Dermatologist Dr. Harold Lancer discussed the science behind gender-specific products in a recent Chicago Tribune article, noting that, "Usually male skin has a thicker epidermis and a thicker dermis," and, "The thicker skin and the heavier oil glands make it a much harder target to penetrate, so the products are different — which usually means more highly concentrated."

Lancer says that is why, when a man does find himself exploring skincare options for the first time, simply defaulting to whatever the lady of the house has on hand is better than nothing but won't be as effective. Lancer indicates that skincare is a segment of the industry ripe for growth.

Men’s Grooming and Skincare Industry

The Men’s Grooming Products Industry is one of the few product markets equipped to maintain positive growth during the recession, according to leading market research publisher Packaged Facts in a recent study, Men's Grooming Products: A Global Analysis. Male-specific body wash, deodorant, hair gel, shaving cream, razors, moisturizer, etc., constitute one of those markets that now outpace the overall beauty/grooming retail markets in many countries of the world, despite economic recession. The report values the Men’s Grooming Products Industry at $19.7 billion worldwide in 2009, and projects that male-specific grooming products will mushroom to $28.0 billion by 2014. The report also states that, “the male grooming sector continues to show robust growth without fully living up to its enormous potential.”

The Packaged Facts report identifies four factors driving the market:

1.	the ongoing rise of middle-class sectors in fast growing nations such as Brazil, Russia, India, and China;
2.	the Internet and similar technology providing enhanced access to new consumer bases outside wealthy industrialized regions;
3.	marketers’ increasingly sophisticated appeals to men, including creating or repositioning brands that flatter the male sense of national and ethnic identity; and
4.
the universal appeal of naturally or organically formulated toiletries that satisfy growing consumer consciousness regarding environmentalism and potential health problems originating from chemical-laden products.

Skincare

One of the fastest growing segments of men’s grooming products is skincare, which refers to non-shaving products such as facial cleansers, moisturizers, and exfoliants. That category grew more than fivefold over the period between 1997 and 2009, from $40.9 million to $217 million, according to market data firm Euromonitor International. Additionally, a large portion of men’s skincare products are sold online by companies that are often not included in research data. Among those brands, business appears to be thriving. Menaji, for example, reports a 70 percent increase in online sales over the last three years, according to Michele Probst, the makeup artist who founded the company 10 years ago. At 4Voo, a seven-year-old Canadian company that targets all of its products toward men, sales have tripled over the last four years, according to Marek Hewryk, the founder. Another Canadian men’s line that says it has thousands of customers in the United States, KenMen, has quadrupled sales since 2005, according to Lee Gilbert, its founder.

Global skincare markets have no fear of being threatened by the suffering economy, according to a 2008 online article published by Fashion Industry Today. The article reports that skincare is the largest of all of the cosmetics and toiletries industries and is the fastest growing both historically and by forecast. Consumers want products that reverse, stop, and prevent the signs of aging, thus fueling sales. Regardless of struggling economic times, the article asserts, people want to look more youthful and see improvement in their skin. However, they want these results without a large expense. The article predicts that since Botox, facial lasers, and many surgical procedures are costly options, they will be utilized with lessening frequency, while less expensive options, such as products that help people feel better and provide skin repair from the comfort of their home, will become the focus of the anti-aging skincare industry. Consumers are often even opting for high-end skincare lines in lieu of expensive plastic surgery procedures.

Broadening the target market for anti-aging products has also led to an increase in spending on anti-aging products and a new market of individuals who purchase the products. Younger age groups are beginning to jump on the anti-aging bandwagon by changing not only their lifestyle but their grooming practices as well. In general, research indicates that consumers wish to fight the aging process and minimize the visible effects of aging.

Trends such as organic and natural product sales in the skincare industry are also growing. In addition to natural and organic products, vitamins and minerals are used in topical formulations as well as in dietary supplements to prevent physical signs of aging. These two areas have coincided with supplements and food products designed to improve the skin from within the body. This allows the products to serve both health care and beauty enhancement functions. The companies dominating the organic and natural product niche are becoming targets for buy-outs and takeovers by larger, branded, well known companies. An example of this is the recent acquisition of Sanoflore by L’Oreal. Products mimicking the results or experience of going to a salon or spa are also an extremely important trend in anti-aging skincare products. Consumers want products which serve multiple functions. Promising protection, prevention, deep cleansing, and regeneration are desirable product functions for average consumers. Anti-aging skincare products that produce promised results will likely thrive in almost any economy.

E-Commerce: The Online Shopping Market

According to internet research firm comScore (www.comscore.com ), 694 million people were using the Internet worldwide in March of 2006, 152 million of which were American. The United States represents just under 25% of the entire global online market. Additionally, high-spending Americans contributed over $100 Billion to e-commerce through online purchases in 2006. ComScore calculates that American consumers spent $102.1 Billion via online retail (excluding travel) in 2006, representing an increase of 24% over 2005. The months leading to Christmas 2006 further increased e-commerce, with $24.6 Billion in online spending occurring during November and December, up 26% from 2005’s total for the same period.

With the popularity of Internet shopping increasing year after year and e-commerce becoming more widely accepted by the mainstream populace, a larger segment of the population is buying online and spending more than they have in the past. Investment firm Cowen & Co. put the total sales figure for 2006 slightly higher than comScore at $108 Billion, predicting that it will hit $225 Billion by 2011. In their report, the company estimated that U.S. e-commerce sales will grow 20% in 2007, citing growing broadband adoption, lower online prices, and added convenience as the driving forces.

According to their figures, e-commerce will end up grabbing a 4.7% share of the total U.S. retail sales by 2012, up from the current figure of 2.7%. Jim Friedland and David Geisler, analysts at Cowen, predict that online sales will eventually pass 10% of total U.S. retail spending.

Our Products

The rising demand for men’s skincare and anti-aging products in the global market in conjunction with the current success of online sales for men’s skincare products have resulted in what we anticipate will be a highly receptive potential market for our products. Scientific research indicates that a man’s skin is significantly different from that of a woman’s, and men are more open to products that are formulated specifically for their skin than they have been in the past. Market research indicates that men are becoming more educated and disciplined regarding skincare and are consequently investing more time and money in their appearance. Male consumers are seeking non-surgical, cost-effective solutions to their skincare needs and are demanding high-quality products that deliver desired results and complement a holistic approach to their overall health and wellbeing.

We are in the process of developing a line of skincare products specifically for men in the global market. The development of our products was inspired by traditional Eastern spiritual ideas relating to harmony with self and nature, and we intend to market them as beneficial to finding such harmony. We plan to differentiate our products from other men’s skincare lines by adopting a holistic anti-aging approach coupled with health practices such as yoga and meditation, aspects of which will be highlighted alongside our products on our website, www.foreverzen.net.

Our Product line incorporates the philosophy that all health products are best when they come from the earth. Therefore, all of our products contain natural ingredients such as fruits and oils. We have three products developed and ready for sale and distribution. We are in the process of developing additional products to complement our existing line. We are designing and developing our product line by conducting experiments to improve quality and cost. These experiments include testing different ingredients and percentage ratios in the mixture and production process. We do not test any of our products on animals, and we will publicize this fact on our website. We are searching for the lowest priced, highest-quality ingredients available in the market in our efforts to reduce cost. We are also researching the benefits of adding more ingredients to further improve our Product line. We are constantly seeking to improve our Products’ essential qualities, such as moisture retention and hydrating capability, SPF protection, exfoliating effects, and anti-aging benefits. Refining these qualities will ensure that our Product line is safe, desirable, and highly effective.

We currently have three developed and ready for sale and distribution:

1.
Regenerate – A gel exfoliator made with menthol and sea salt, and infused with sugar. The Product stimulates blood flow to the face as it exfoliates dead skin cells, creating an invigorating feeling.  The purpose of the Product is to reveal a smoother, renewed complexion for our customers. We market this as a facial scrub, as an ideal way for a man to prepare his face before shaving, and also as a body scrub.

2.
Replenish – A lightweight, SPF 15 lotion made with citrus and orange, and infused with antioxidants. The intent of the Product is to have an anti-aging effect by renewing and restoring the skin’s suppleness and diminish the appearance of fine lines, and this is how the Product is marketed. As part of our complementary Product line, Replenish is for use after Regenerate to continuously hydrate and protect the skin. We also recommend it to customers to protect their skin from UVA and UVB rays, smoke, and pollution and for the overall improvement of skin texture.

3.
Rehydrate – A body cream infused with mango and papaya designed to be applied daily to the entire body to keep the skin soft, supple and hydrated. Our marketing message regarding this product is based on the importance of keeping the skin properly hydrated in order to successfully counter the effects of aging.

We are currently working on expanding our product lines to include:

•
Shave – A eucalyptus shaving oil designed to give a closer shave and help eliminate the stripping of natural oils during the shaving process. By replacing the body’s natural oils, this Product helps reduce ingrown hairs and nicks as well. This product is still in development but will likely be our next product offering.

•	shaving cream
•	aftershave
•	creams for oily and dry skin
•	anti-wrinkle creams
•	body wash

Our Website

Currently we maintain one website, www.foreverzen.net, which provides Product information and direction regarding men’s skincare. It is also our ecommerce portal, which is one of the sales channels through which we sell our Product. This e-commerce functionality enables visitors to purchase all products directly from our site to be delivered to their home or business. We have engaged Dropmedia, a website and Internet strategy company, to help us develop our current website.  The beta version of our website was posted on the Internet in November, 2010. Our goal is to have the most attractive, practical and informative men’s skincare-related website on the Internet, with an easy to use, buyer-friendly interface.

Content offerings at www.foreverzen.net currently include information regarding our skincare products, a general discussion of skin therapies and products, and recommended strategies for skincare. Our target end-user market will be men who want to take a disciplined approach to skincare and achieve the maximum benefit from a skin and lifestyle regimen. Part of our marketing strategy will be to offer a Total Satisfaction Guarantee on all of our products.

In addition to selling our men’s skincare products via www.foreverzen.net and through future website developments, we also intend to earn revenue by selling third-party health products directly through our websites using e-commerce functionality, and by obtaining product referrals, sponsorships, and affiliate fees from third parties.

Competition

We compete with a number of established manufacturers, importers, and distributors who sell skincare products to men via the Internet and through conventional retail channels. These companies enjoy brand recognition which exceeds that of our brand name. We compete with several manufacturers, importers, and distributors who have significantly greater financial, distribution, advertising, and marketing resources than we do, including:

•
Lab Series Skincare for Men sells anti-aging, brightening, shaving, moisturizers, and sun-protection products via their website, www.labseries.com. They claim their Age Rescue Face Lotion “minimizes the appearance of visible lines, wrinkles, skin discolorations and broken capillaries.” Lab Series advertises that their formulas are “powered by technology, backed by scientific research, and reinforced by years of success in addressing men's skincare and grooming needs.”

•
ZIRH has been in business since 1995 and was acquired by Proctor & Gamble in 2009. ZIRH claims to be a “leading worldwide manufacturer of men's skincare and shaving products.” They offer a Total Satisfaction Guarantee on their products, which are sold through their website, www.zirh.com and in department and specialty stores. They sell “multi-purpose products that are easy to use” and “scientifically tested,” and are made from “quality ingredients,” including “natural oils, extracts and botanicals.”

•
4Voo is a seven-year-old Canadian Company that markets a variety of skincare and grooming products all targeted to men and sold through their website, www.4voo.com. These products include a concealer called Confidence Corrector, a moisturizing self tanner, and an “ultra intensive age-defying complex.”

We compete primarily on the basis of quality, brand name recognition, and price. We believe that our success will depend upon our ability to remain competitive in our product areas. The failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Intellectual Property

Once we determine the final formulas for our products, we intend to file for a patent on their unique formulas. We will file for patent pending status as we design and develop formulas for our skincare products. We will apply for patent protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and patents will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the skincare industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development, manufacture, and sale of our Product in the United States, Canada, and other jurisdictions are not subject to special regulatory and/or supervisory requirements.

Employees

We have no employees other than our President and director, Churyl Kylo. She currently oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Our current management team is highly skilled in technical areas such as researching and developing our product, but not skilled in areas such as marketing our product and business management. Obtaining the assistance of individuals with an in-depth knowledge of operations and markets will allow us to build market share more effectively. We intend on employing sales representatives in the United States and Canada when our product is ready for production and shipping and in various countries when we are ready to expand internationally.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

We maintain our corporate office at 960 12th Street South, Lethbridge, Alberta, Canada T1J 2S7.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this report that are not historical facts are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Product Development

We intend to continue the development and refinement of our products over the coming months. We will first focus on our experiments to improve the quality of our current products to increase their appeal to male consumers. We feel our final products will compete effectively in the marketplace due to their unique and innovative anti-aging qualities relative to similar products in the marketplace.

Locate Suitable Manufacturing

We do not currently have any manufacturing facilities. Our management has contacted several skincare product producers in Canada, and has begun negotiations for the manufacture of our Product on a contract basis. We are currently negotiating price, payment, customer guarantee, shipping, inventory, delivery schedule and returns. We plan to pursue this further upon the final development and commercialization of our Product. Production of our skincare products does not require any facilities or equipment beyond what is available to any skincare product producer. We could contract with any skincare product producer to manufacture our Product by following our instructions. We do not anticipate renting a warehouse at this stage of our business. The skincare product producer that will work with us will provide packaging, storage, and shipping service for us as part of our agreement. All of the raw materials necessary to produce our Product are available in the public marketplace. We will hold our orders until certain quantities, which will be pre-negotiated with the skincare product producer, are attained. Then we will contract with the skincare product producer to produce our Product for us at pre-negotiated prices. Typically the order will be shipped within five business days after we place the order.

Sales and Distribution Strategy

Our goal is for our men’s skincare line to become a leading product in the global men’s skincare marketplace. In order to achieve our goal, we intend to increase awareness of our Product with potential customers, who we anticipate will be male consumers as end users and eventually major skincare retailers as wholesale customers. We intend to do this by engaging in the following:

•
Develop a fully functioning e-commerce website. Currently, our primary website, www.foreverzen.net, is being utilized to disseminate information about our products and about complementary lifestyle practices, such as yoga and meditation. Our intent is to replace this with a fully functioning e-commerce website where customers can go, not just for information and education, but to purchase our products as well. All of our marketing efforts early on will focus on driving traffic to our site to increase sales. We feel that marketing and selling directly to consumers is an efficient way to get our products to consumers while minimizing overhead.

•
Attending national and regional skincare promotional events and conferences. There are events and conferences managed by regional and central institutions and organizations to promote skincare related products. We plan to attend a number of events attended by skincare products merchants and department store chain representatives in order to further expose our Product. These events will include trade meetings, promotional events, seminars, and conferences, which are heavily attended by skincare products wholesalers and department store chain representatives, in order to further expose our products.

•
Developing direct marketing programs to attract retailers. In addition to attending the foregoing conferences and seminars, we intend to market directly to wholesalers and major department store chains. Our marketing will include conducting seminars and the use of online and traditional advertising media such as newspapers and trade publications.

•
Promoting to the public through Internet-based and traditional media advertising. We intend to use Internet-based and traditional media to promote our product directly to the public to raise public awareness of our product. A health-conscious consumer population could pull our products through the supply chain if they are properly educated regarding our products. We feel that such branding and marketing efforts aimed directly at the end consumer will be effective for increasing both online and traditional retail sales.

When we are prepared to sell our product through conventional retail distribution channels (via intermediaries), we will mail our brochure to wholesale distributors, and, initially, we will conduct special promotions providing small amounts of our products to a few major stores, while allowing them to pay us on a net 90 basis. If the market shows an interest in our Product, we expect that they will then begin to order from us regularly. We will begin marketing from the United States and Canada, where our directors have many contacts, prior to moving forward in marketing our Product in other countries.

Intellectual Property Protection

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product formulas, proprietary manufacturing processes and technologies, product research and concepts, and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

We are currently consulting with law firms to protect our brand name and product design. While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Sales Personnel

We do not currently employ any sales personnel. In the short term, we intend to use the services of our management to sell our products. As our products approach the manufacturing stage, however, we plan to employ sales representatives in the United States and Canada to promote and sell our products to wholesalers, retailers, and end-user male skincare consumers. These sales representatives will be responsible for soliciting, selecting and securing accounts within a particular regional territory. We expect to pay such sales representatives on a commission basis. In addition, we may decide to pay each sales representative a base salary. We expect to provide service and support to our sales representatives, including advertising and sales materials. When we determine to expand our sales further, we will employ sales personnel in various countries.

In the event we hire sales personnel, we do not intend to do so in the next twelve months unless our revenues are enough to absorb the cost of these personnel.

Results of Operations for the Period from March 30, 2010 (Inception) to October 31, 2010

We generated no revenue for the period from March 30, 2010 (Date of Inception) until October 31, 2010.

We incurred $21,485 in operating expenses for the period from March 30, 2010 (Date of Inception) to October 31, 2010.  Our operating expenses for this period included professional fees of $6,520, consulting fees of $6,000, travel expenses of $2,231, meals and entertainment expenses of $967, website expenses of $2,101, transfer agent fees of $1,000 and general and administrative expenses of $2,666.
We, therefore, recorded a net loss of $21,485 for the period from March 30, 2010 (Date of Inception) to October 31, 2010.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of October 31, 2010, we had total current assets of $60,115, consisting of Cash. We had current liabilities as of October 31, 2010 of $6,000.  Thus, we had working capital of $54,115 as of October 31, 2010.

As of October 31, 2010, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals.  The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

We have limited working capital, have incurred losses since inception, and have received no revenues from sales of products or services.  These factors create substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if we are unable to continue as a going concern.

Our ability to continue as a going concern is dependent on generating cash from the sale of our common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling our equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance we will be successful in these efforts.

Off Balance Sheet Arrangements

As of October 31, 2010, there were no off balance sheet arrangements.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the FINRA over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have forty (40) holders of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the FINRA over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form S-1 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form S-1 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the FINRA over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

  Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the period from inception to October 31, 2010.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Churyl Kylo, President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, and Director	2010	0	0	0	0	0	0	0	0

Narrative Disclosure to Summary Compensation Table

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of October 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Churyl Kylo	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to date of this Prospectus.

Financial Statements

Index to Financial Statements:

Audited financial statements for the period from March 30, 2010 (Date of Inception) through October 31, 2010:

F-1	Report of Independent Registered Public Accounting Firm

F-2	Balance Sheet as of October 31, 2010

F-3	Statement of Operations for the period from March 30, 2010 (Date of Inception) to October 31, 2010

F-4	Statement of Stockholders’ Equity as of October 31, 2010

F-5	Statements of Cash Flows for the period from March 30, 2010 (Date of Inception) to October 31, 2010

F-6	Notes to Financial Statements

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors
Forever Zen Ltd.
Lethbridge, Alberta, Canada

We have audited the accompanying balance sheet of Forever Zen Ltd., as of October 31, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period from March 30, 2010 (date of inception) to October 31, 2010.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Forever Zen Ltd., as of October 31, 2010 and the results of its operations and cash flows for the period from March 30, 2010 (date of inception) to October 31, 2010, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Forever Zen Ltd. will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has incurred losses from operations, has limited working capital and is in need of additional capital to grow its operations so that it can become profitable.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC

Bingham Farms, Michigan
December 27, 2010

FOREVER ZEN LTD.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF OCTOBER 31, 2010

2010
ASSETS
Current Assets
Cash and equivalents	$60,115

TOTAL ASSETS	$60,115

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accounts payable and accrued expenses	$6,000
Total Liabilities	6,000

Stockholders’ Equity
Common Stock, $.001 par value, 50,000,000 shares authorized, 2,412,000 shares issued and outstanding	2,412
Additional paid-in capital	73,188
Deficit accumulated during the development stage	(21,485)
Total Stockholders’ Equity	54,115

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$60,115

See accompanying notes to financial statements.

FOREVER ZEN LTD.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
PERIOD FROM MARCH 30, 2010 (INCEPTION) TO OCTOBER 31, 2010

REVENUES	$0

EXPENSES
Professional fees	6,520
Consulting fees	6,000
Travel	2,231
Meals and entertainment	967
Website expenses	2,101
Transfer agent fees	1,000
General and administrative expenses	2,666
TOTAL EXPENSES	21,485

LOSS FROM OPERATIONS	(21,485)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(21,485)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	1,839,162

See accompanying notes to financial statements.

FOREVER ZEN LTD.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
PERIOD FROM MARCH 30, 2010 (INCEPTION) TO OCTOBER 31, 2010

	Common Stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Inception, March 30, 2010	0	$0	$0	$0	$0

Issuance of founder shares	1,500,000	1,500	28,500	-	30,000

Issuance of shares for cash	912,000	912	44,688	-	45,600

Net loss for the period ended October 31, 2010	-	-	-	(21,485)	(21,485)

Balance, October 31, 2010	2,412,000	$2,412	$73,188	$(21,485)	$54,115

See accompanying notes to financial statements.

FOREVER ZEN LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
PERIOD FROM MARCH 30, 2010 (INCEPTION) TO OCTOBER 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(21,485)
Change in non-cash working capital items:
Changes in assets and liabilities:
Increase in accounts payable and accrued expenses	6,000
NET CASH USED BY OPERATING ACTIVITIES	(15,485)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	75,600
NET CASH PROVIDED BY FINANCING ACTIVITIES	75,600

NET INCREASE IN CASH	60,115

Cash, beginning of period	0
Cash, end of period	$60,115

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

FOREVER ZEN LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Forever Zen Ltd. (“Forever” or “the Company”) was incorporated in Nevada on March 30, 2010. Forever is developing a line of skin cream products. Forever is a development stage company and has not yet realized any revenues from its planned operations.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted an October 31 fiscal year end.

Cash and Cash Equivalents
Forever considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At October 31, 2010, the Company had $60,115 of cash.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

FOREVER ZEN LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency
The operations of the Company are located in Canada.  Forever maintains both U.S. Dollar and Canadian Dollar bank accounts.  The functional currency is the U.S. Dollar.  Transactions in foreign currencies other than the functional currency, if any, are re-measured into the functional currency at the rate in effect at the time of the transaction.  Re-measurement gains and losses that arise from exchange rate fluctuations are included in income or loss from operations.  Monetary assets and liabilities denominated in Canadian Dollars are translated into U.S. Dollars at the rate in effect at the balance sheet date.  Revenue and expenses denominated in Canadian Dollars are translated at the average exchange rate.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of October 31, 2010.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements
Forever does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of amounts due to the Company’s outside independent auditor and stock transfer agent as of October 31, 2010.

NOTE 3 – COMMON STOCK

The Company has 50,000,000 shares of $0.001 par value common stock authorized.

During the period ended October 31, 2010, the Company issued 1,500,000 shares of common stock to its founder for total cash proceeds of $30,000. The Company also issued 912,000 to several investors at $0.05 per share for total cash proceeds of $45,600.

As of October 31, 2010 there were 2,412,000 shares of common stock issued and outstanding.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for this arrangement to continue.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.

FOREVER ZEN LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2010

NOTE 5 – INCOME TAXES

As of October 31, 2010, the Company had net operating loss carry forwards of approximately $21,485 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

2010
Federal income tax benefit attributable to:
Current Operations	$7,305
Less: valuation allowance	(7,305)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2010
Deferred tax asset attributable to:
Net operating loss carryover	$7,305
Less: valuation allowance	(7,305)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $21,485 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 6 – LIQUIDITY AND GOING CONCERN

Forever Zen Ltd. has limited working capital, has incurred losses since inception, and has received no revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Forever to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 27, 2010, the date these financial statements were issued, and has determined it does not have any material subsequent events to disclose.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$5
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$1,000
Transfer Agent Fees	$1,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$10,000
Total	$27,005

All amounts are estimates.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that she is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

In March of 2010, we sold 1,500,000 shares to our officer and director, Ms. Churyl Kylo pursuant to Section 4(2) of the Securities Act of 1933, as amended.   The shares were issued at $0.04 per share for $30,000 in proceeds.

In June of 2010, we completed a private placement and issued 912,000 shares of our common stock pursuant to Regulation S under the Securities Act of 1933, as amended. All shares were issued at a price of $0.05 per share. We received proceeds of $45,600 from the offering. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S under the United States Securities Act of 1933, as amended. No general solicitation or advertising was used in connection with our Regulation S offering.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Cane Clark, LLP, with consent to use
23.1	Consent of Silberstein Ungar, PLLC
24.1	Power of Attorney (see attached signature page)

 Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Alberta Canada on January 10, 2011.

Forever Zen Ltd.

By: /s/ Churyl Kylo
Churyl Kylo
President, Chief Executive Officer, Principal Executive Officer,
Chief Financial Officer, Principal Financial Officer,
Principal Accounting Officer, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Churyl Kylo as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Churyl Kylo
Churyl Kylo
President, Chief Executive Officer, Principal Executive Officer,
Chief Financial Officer, Principal Financial Officer,
Principal Accounting Officer, and Director
January 10, 2011